UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 15, 2014

Z Trim Holdings, Inc.
(Exact name of Registrant as specified in its charter)

Illinois	001-32134	36-4197173
(State or other	(Commission	(I.R.S. Employer
jurisdiction	File Number)	Identification No.)
of incorporation)	1101 Campus Drive Mundelein, Illinois 60060
(Address of principal executive offices)

Registrant’s telephone number, including area code: (847) 549-6028

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

On July 16, 2014, Z Trim Holdings, Inc. (the “Company”) amended its revolving loan (the “Equipment Loan”) with Fordham Capital Partners, LLC (“Fordham”) to increase the principal amount from $500,000 to $582,841.63, evidenced by an Amended and Restated Equipment Revolving Note (the “Note”) issued by the Company to Fordham.  The Note increased the required monthly payments of principal to $12,142.539 plus interest, commencing on July 24, 2014 and continuing until February 24, 2015, followed by a final balloon payment of the entire unpaid principal balance of the Note and all accrued and unpaid interest on March 24, 2015.  The interest on the Note was increased to a fixed rate of 22% per annum.  The Note may be prepaid in full at any time; provided that if the Company prepays the Note prior to September 24, 2014 (such six-month period, the “Guaranteed Interest Period”), it must pay a prepayment penalty equal to the amount by which (i) the aggregate interest that Fordham would have received on the Note during the Guaranteed Interest Period had there been no prepayment exceeds (ii) the aggregate interest paid by the Company prior to the date of prepayment.  The default rate of interest on the loan was increased to 27% per annum.

The Company also entered into a First Amendment to Security Agreement, dated July 16, 2014, between the Company and Fordham (the “Security Agreement Amendment”) in which the amount of the secured liabilities was increased from $500,000 to $582,841.63.

The amendment represents an approximately $114,000 increase in the outstanding balance of the Equipment Loan as of July 16, 2014.  The net proceeds of the increase in the Equipment Loan were used to pay $113,442 in franchise taxes owed by the Company to the Secretary of State of the State of Illinois.

On July 15, 2014, the Company entered into an agreement with Edward Smith III, a Director and Shareholder of the Company, pursuant to which Mr. Smith agreed to lend the Company $64,000 (the “Smith Loan Agreement”).  The non-interest bearing loan is due and payable within 90 days after the date of execution of the Smith Loan Agreement.  The Company intends to use the proceeds of the loan for working capital.

The above summary does not purport to be a complete summary of the Note and the Security Agreement Amendment and the Smith Loan Agreement and is qualified in its entirety by reference to each of the Note and the Security Agreement Amendment and the Smith Loan Agreement, copies of which are filed herewith as Exhibits 10.1, 10.2 and 10.3, and which are incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Equipment Revolving Note, dated July 16, 2014, issued by Z Trim Holdings, Inc. in favor of Fordham Capital Partners, LLC
10.2	First Amendment to Security Agreement, dated July 16, 2014, between Z Trim Holdings, Inc. and Fordham Capital Partners, LLC
10.3	Loan Agreement dated July 15, 2014 by and between the Company and Edward Smith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Z Trim Holdings, Inc.

Date: July 21, 2014                                                                      By:  /s Brian Chaiken
Brian Chaiken,
Chief Financial Officer